Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Teekay Corporation 2013 Equity Incentive Plan, of our reports dated April 13, 2011, with respect to the consolidated financial statements of Teekay Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Accountants

Vancouver, Canada

March 8, 2013